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                                                                      EXHIBIT 23

                     CONSENT OF KERBER, ECK & BRAECKEL, LLP

As independent public accountants, we hereby consent to the inclusion of our report dated March 28, 2000, to the financial statements of VisionComm, Inc., for the fiscal years ended December 31, 1999 and 1998, in Amendment No. 1 to the Current Report on Form 8-K of Chequemate International, Inc., dated as of February 14, 2001.



/S/ KERBER, ECK & BRAECKEL LLP
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  KERBER, ECK & BRAECKEL, LLP
     ST. LOUIS, MISSOURI
      FEBRUARY 14, 2001